                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of The Commission Only (as permitted by
     Rule 14a-6(e)(2))

                                 DEPARTMENT 56, INC.
                   (Name of Registrant as Specified In Its Charter)

                                ---------------------

       (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.   Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------
    2.   Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------
    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------------
    4.   Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------
    5.   Total fee paid:

    -------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1.   Amount Previously Paid:

    -------------------------------------------------------------------------
    2.   Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------
    3.   Filing Party:

    -------------------------------------------------------------------------
    4.   Date Filed:

    -------------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              MONDAY, MAY 10, 1999
                       1:30 P.M., MINNEAPOLIS LOCAL TIME
                               PLAYHOUSE THEATER
                                MALL OF AMERICA
                             BLOOMINGTON, MINNESOTA

                                                                   April 2, 1999

Dear fellow stockholder,

On behalf of the Board of Directors, I am pleased to invite you to attend the 1999 Department 56, Inc. Annual Meeting of Stockholders and to an exclusive visit to our corporate-owned retail store that afternoon.

As we've previously announced, Department 56 will be launching our store in the Mall of America this May. Stockholders who attend the upcoming Annual Meeting will be entitled to receive a private pass to enter the store during the afternoon following the Annual Meeting--the store will be closed to the public at that time. Private passes for store entry will be available when you register at the Annual Meeting.

The order of business at the Annual Meeting will be to:

    - Elect directors

    - Approve appointment of auditors for 1999

    - Act on other business properly brought before the Meeting.

You must have an admission ticket to attend the Annual Meeting, and you will also need a private pass distributed at the Annual Meeting in order to enter our Mall of America store that afternoon. A roadmap of the Mall of America vicinity with directions to the Annual Meeting and our retail store is on the reverse side of this letter.

Attendance and voting is limited to stockholders of record at the close of business on March 26, 1999. At the Annual Meeting registration desk you may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement or letter evidencing stock ownership as of the record date.

I look forward to seeing you at the Annual Meeting and during your visit at our store.

                                          Sincerely yours,

                                                      [SIGNATURE]

                                          Susan E. Engel
                                          Chairwoman and Chief Executive Officer

              DIRECTIONS TO THE DEPARTMENT 56, INC. ANNUAL MEETING
              ---------------------------------------------------

FROM THE NORTH:          FROM THE SOUTH:          FROM THE WEST:           FROM THE EAST:           FROM MPLS./ST. PAUL
- 35W South to 494 East  - 35W North to 494 East  - 94 East to 494 South   - 94 West to 494 West    AIRPORT:
- 494 East to 77 South   - 494 East to 77 South   - 494 South to 494 East  - 494 West to 77 South   - 494 West to 77 South
- 77 South to 81 Street  - 77 South to 81 Street  - 494 East to 77 South   - 77 South to 81 Street  - 77 South to 81 Street
- Right at 1(st)         - Right at 1(st)         - 77 South to 81 Street  - Right at 1(st)         - Right at 1(st)
traffic light            traffic light            - Right at 1(st)         traffic light            traffic light
- Follow                 - Follow                 traffic light            - Follow                 - Follow
"Parking/Dropoff"        "Parking/Dropoff"        - Follow                 "Parking/Dropoff" below    "Parking/Dropoff"
   below                    below                 "Parking/Dropoff"                                   below
                                                     below

  PARKING/DROPOFF:
  - If parking: Park in West Parking Deck between Macys and Nordstrom
  - If drop-off: Ground Floor West Market Entrance between Macys and Nordstrom
  - Enter Ground Floor West Market Entrance of Mall
  - Follow hallway straight to Camp Snoopy portal ("Mighty Axe" ride)
  - Enter Camp Snoopy portal; turn right and proceed to Playhouse Theater

                                     [MAP]

              DIRECTIONS TO THE D56 STORE FROM THE ANNUAL MEETING
    ------------------------------------------------------------------------

  - Exit Playhouse Theater and return to Camp Snoopy's "Mighty Axe" portal
  - Proceed into Mall and take nearest elevator/escalator to 3(rd) Floor
  - Proceed toward Nordstrom entrance
  - D56 Store is adjacent Nordstrom entrance on 3(rd) Floor

                              DEPARTMENT 56, INC.

    One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    This proxy statement is furnished to stockholders of Department 56, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 1:30 p.m., local time, on Monday, May 10, 1999, at the Playhouse Theater, Mall of America, Bloomington, Minnesota, and any adjournments thereof.

    Stockholders of record as of the close of business on March 26, 1999 will be entitled to vote at the meeting or any adjournments thereof. As of the record date, March 26, 1999, the Company had outstanding 17,972,645 shares of Common Stock, par value $.01 per share ("Common Stock"), each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended January 2, 1999 are being mailed on or about April 8, 1999 to each stockholder entitled to vote at the meeting.

    STOCKHOLDERS AS OF THE RECORD DATE ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ARE A REGISTERED STOCKHOLDER AS OF THE RECORD DATE AND PLAN TO ATTEND, PLEASE MAIL IN YOUR PROXY INDICATING WITH AN "X" IN THE SPACE PROVIDED THAT YOU PLAN TO ATTEND AND BRING THE ENCLOSED ADMISSION TICKET TO THE MEETING. IF YOU ARE A STOCKHOLDER AS OF THE RECORD DATE WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND, PLEASE REQUEST AN ADMISSION TICKET BY WRITING TO THE OFFICE OF THE SECRETARY, DEPARTMENT 56, INC., ONE VILLAGE PLACE, 6436 CITY WEST PARKWAY, EDEN PRAIRIE, MINNESOTA 55344. EVIDENCE OF YOUR STOCK OWNERSHIP, WHICH YOU CAN OBTAIN FROM YOUR STOCKBROKER, BANK OR OTHER FINANCIAL INSTITUTION, MUST ACCOMPANY YOUR LETTER.

                        VOTING AND REVOCATION OF PROXIES

VOTING

    If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted; beneficial owners of shares held by or on behalf of brokerages, banks or financial institutions may also have facilities to vote by telephone and/or Internet means, as determined by the applicable financial institution. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director and FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending January 1, 2000.

    The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the meeting will be required for the election of directors; and the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon will be required to act on all other matters to come before the meeting, including the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors for the Company. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

REVOCATION

    A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

                        ITEM 1 -- ELECTION OF DIRECTORS

    The Board of Directors currently consists of seven individuals, each of whom holds office for a one-year term and until his or her successor has been duly elected and qualified. Each of the seven directors herein nominated will be elected for a term which begins on the date of the Annual Meeting of Stockholders at which such director is elected and ends on the date of the next succeeding Annual Meeting of Stockholders.

    Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. It is the intention of the persons named in the enclosed proxy to vote, unless otherwise indicated, for the election as directors of the persons named as nominees below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are current directors of the Company whose terms end at the 1999 Annual Meeting. All of the current directors of the Company were elected to their present terms at the Company's May 14, 1998 Annual Meeting of Stockholders.

NOMINEES FOR TERMS ENDING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

    The principal occupations and positions for the past five years, and in certain cases prior years, of each of the persons who is nominated for election are as follows:

    SUSAN E. ENGEL, age 52, has been Chairwoman of the Board of the Company and of D 56, Inc. (the Company's principal operating subsidiary) since September 18, 1997 and a director of the Company since February 1996. Ms. Engel has been Chief Executive Officer of the Company and of D 56, Inc. since November 13, 1996. She was President of the Company and of D 56 Inc. from September 19, 1994 until September 18, 1997, and Chief Operating Officer of the Company and of D 56, Inc. from September 19, 1994 until November 13, 1996. Ms. Engel was a consultant to retail and consumer goods companies from September 1993 to September 1994, and Chief Executive Officer and President of Champion Products, Inc. (a manufacturer of athletic and active sports apparel) from October 1991 to September 1993. Ms. Engel is also a public company director of The Penn Traffic Company, Wells Fargo & Co., and K2, Inc.

    JAY CHIAT, age 67, has been a director of the Company since his election at the 1998 Annual Meeting. Mr. Chiat has been a consultant with Omnicom Management, Inc. (an advertising agency holding company) and a private investor since November 1996. Prior to November 1996, Mr. Chiat was Chairman/CEO of Chiat/Day, Inc., the worldwide advertising agency which he co-founded in 1968.

    MAXINE CLARK, age 50, has been a director of the Company since September 1997. Ms. Clark has been founder and Chief Executive Office of Build-A-Bear Workshop, a children's entertainment and interactive retailer, since July 1996. Previously, Ms. Clark was President of Payless Shoe Source, Inc., a family shoe store chain which was then a division of The May Department Stores Company. Ms. Clark is also a public company director of The Earthgrains Company, Tandy Brands Accessories, Inc. and Wave Technologies, Inc.

    WM. BRIAN LITTLE, age 57, has been a director of the Company since October 1992. Mr. Little is a private investor. He was a General Partner of FLC Partnership, L.P., the General Partner of Forstmann Little & Co. (the private investment firm which he co-founded), from 1978 until January 1994. He is a public company director of The Topps Company, Inc. and Aldila, Inc.

    GARY S. MATTHEWS, age 41, has been a director of the Company since September 1997. Mr. Matthews has been President and Chief Executive Officer of Derby Cycle Corporation, a leading bicycle designer, manufacturer and marketer, since January 1999. Prior to January 1999, Mr. Matthews was Managing Director of Guinness Great Britain, the U.K. beer and ale marketing subsidiary of Diageo PLC. From January 1996 to April 1998, he was President and Chief Executive Officer of Guinness Import Company, the U.S. subsidiary of Diageo PLC which imports beers and ales. Prior to January 1996, Mr. Matthews was Vice President of PepsiCo.

    STEVEN G. ROTHMEIER, age 52, has been a director of the Company since December 1992. Mr. Rothmeier is Chairman and Chief Executive Officer of Great Northern Capital, a private investment management firm which he founded in March 1993. He is a public company director of Honeywell, Inc., E.W. Blanch Holdings, Inc., Precision Castparts Corp. and Waste Management, Inc.

    VIN WEBER, age 46, has been a director of the Company since February 1993. Mr. Weber is a Partner of Clark & Weinstock, Inc., strategic communications advisers, and he is also Vice Chairman of Empower America, a non-profit organization which he co-founded in January 1993. From January 1993 through February 1995, Mr. Weber was President of The Weber Group, Inc. He is a public company director of ITT Educational Services, Inc. and OneLink, Inc.

                    FURTHER INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and five standing committees: Executive, Audit, Compensation, Stock Incentive and Nominating. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

COMMITTEES OF THE BOARD -- BOARD MEETINGS

    The Board of Directors of the Company held six meetings in 1998. Each director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he or she served as a director, and (ii) meetings of all committees held during the period for which he or she served on those committees. Average attendance at all such meetings of the Board and committees was approximately 98%.

    The EXECUTIVE COMMITTEE of the Board has the authority to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law. The Committee consists of Susan E. Engel (Chair); Wm. Brian Little and Steven G. Rothmeier. The Executive Committee held no formal meetings in 1998.

    The AUDIT COMMITTEE's principal functions are to review the scope of the annual audit of the Company by its independent public accountants, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent public accountants, review management's selection of an independent public accounting firm each year and review audit and any non-audit fees paid to the Company's independent public accountants. The Company's Chief Financial Officer, Principal Accounting Officer and General Counsel generally attend Audit Committee meetings and give reports to and answer inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board. The Audit Committee is composed of three non-employee directors: Steven G. Rothmeier (Chair); Maxine Clark; and Gary S. Matthews. The Audit Committee held three meetings in 1998.

    The COMPENSATION COMMITTEE is authorized by the Board to oversee the Company's compensation policies, review salaries and cash bonuses, approve significant changes in salaried employee benefits, and recommend to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee is composed of non-employee directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee consists of Vin Weber (Chair); Maxine Clark; Wm. Brian Little; and Jay Chiat. The Compensation Committee held three meetings in 1998.

    The STOCK INCENTIVE COMMITTEE, is authorized by the Board to grant awards under, and otherwise to administer, the Department 56, Inc. 1992 Stock Option Plan and the Department 56, Inc. 1993, 1995 and 1997 Stock Incentive Plans. The Stock Incentive Committee consists of Steven G. Rothmeier (Chair) and Vin Weber, who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "Outside Directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Stock Incentive Committee held no formal meetings in 1998.

    The NOMINATING COMMITTEE's principal functions are to identify, interview and recommend for Board approval candidates for directorships of the Company. The Nominating Committee consists of Wm. Brian Little (Chair); Susan E. Engel and Vin Weber. The Nominating Committee held no formal meetings in 1998.

    Two other Board committees, the Director Option Grant Committee and the Non-Officer Grant Committee, are authorized to grant awards to non-employee directors and to non-officer employees (subject to certain limitations), respectively. These committees consist of the Company's Chief Executive Officer as the sole committee member, and have acted by written consent in lieu of meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    On April 22, 1993, the Board of Directors established a Compensation Committee comprised solely of non-employee directors to administer the Company's executive compensation. Wm. Brian Little (who currently is a member of the Compensation Committee) served in various executive officer capacities at the Company and its subsidiaries prior to April 22, 1993, but did not receive compensation from the Company or any of its subsidiaries for services rendered in any such capacity.

DIRECTOR COMPENSATION

    Non-employee directors receive an annual cash fee of $15,000, paid ratably at each regular meeting of the Board of Directors, as well as a fee of $1,000 ($500 if telephone conference participation) for attendance at any Board meeting. Non-employee members of Board committees receive a fee of $750 ($500 if telephone conference participation) for attendance at any committee meeting, and any non-employee chair of a Board committee receives an additional annual fee of $1,500. Directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Company's Board of Directors or committees thereof.

    Each non-employee director receives an annual grant of an option to purchase 5,000 shares of Common Stock at fair market value on the date of grant vesting over two years. Non-employee directors may elect to receive shares of Common Stock in lieu of all or a portion of their cash fees, in which case shares of Common Stock are issued having a fair market value on the date of issuance of 110% of the cash fees which would otherwise then be payable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known by the Company regarding the beneficial ownership of the Company's Common Stock, as of March 19, 1999, by each beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's directors and nominees for Board election, by each of the executives named in the Summary Compensation Table, and by all current directors and officers of the Company as a group.

                                                            NUMBER OF SHARES      PERCENTAGE
NAME                                                     BENEFICIALLY OWNED (1)  OF CLASS (1)
-------------------------------------------------------  ----------------------  ------------
Yacktman (2)...........................................           2,586,515          14.4%
Ariel Capital (3)......................................           1,137,420           6.3%
Barclays Global (4)....................................           1,082,899           6.0%
Clover Capital Affiliates (5)..........................           1,047,655           5.8%
Jay Chiat (6)..........................................               3,194         *
Maxine Clark (7).......................................               6,949         *
David W. Dewey (8).....................................             231,094           1.3%
Susan E. Engel (9).....................................             441,995           2.4%
Mark R. Kennedy (10)...................................             163,666           *
Wm. Brian Little (11)..................................              81,550           *
Gary S. Matthews (12)..................................               8,447           *
Arete Passas...........................................            --                 *
Steven G. Rothmeier (13)...............................              40,500           *
Vin Weber (14).........................................              23,487           *
David H. Weiser (15)...................................              62,666           *
All current directors and officers of the Company as a
  group (16 persons) (16)..............................           1,265,597           6.7%

------------------------

 * The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following March 19, 1999. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has or have the right to acquire within 60 days following March 19, 1999, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) This information is obtained from a Schedule 13G, dated February 5, 1999, filed with the Securities and Exchange Commission by Donald A. Yacktman ("DAY"), The Yacktman Funds, Inc. ("YFI") and Yacktman Asset Management Co. ("YAM"). DAY beneficially owns 2,586,515 shares of Common Stock, of which he has sole voting power with respect to 70,000 shares, shared voting power with respect to 564,754 shares, sole dispositive power with respect to 70,000 shares, and shared dispositive power with respect to 2,516,515 shares. YFI beneficially owns 1,030,000 shares of Common Stock, of which it has sole voting power with respect to 1,030,000 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 0 shares. YAM reports beneficial ownership of 2,516,515 shares of Common Stock, of which it has sole voting power with respect to 564,754 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,516,515 shares, and shared dispositive power with respect to 0 shares. DAY holds 100% of the outstanding shares of capital stock of YAM. The address of the principal business office of each of DAY, YFI and YAM is 303 West Madison Street, Suite 1925, Chicago, Illinois 60606.

(3) This information is obtained from a Schedule 13G, dated January 8, 1999, filed with the Securities and Exchange Commission by Ariel Capital Management, Inc., ("Ariel") and John W. Rogers, Jr. ("Rogers"). Ariel beneficially owns 1,137,420 shares of Common Stock, of which it has sole voting power with respect to 1,137,420 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,137,420 shares, and shared dispositive power with respect to 0 shares. Rogers is the President and principal shareholder of Ariel and may be deemed to have beneficial ownership of Company shares held by Ariel; Rogers disclaims such beneficial ownership. The address of the principal business office of each of Ariel and Rogers is 307 North Michigan Avenue, Suite 500, Chicago, Illinois 60601.

(4) This information is obtained from a Schedule 13G, dated February 12, 1999, filed with the Securities and Exchange Commission by Barclays Global Investors, N.A. ("BGI") and Barclays Global Fund Advisors ("BGFA"). BGI beneficially owns 1,058,599 shares of Common Stock, of which it has sole voting power with respect to 998,539 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,058,599 shares, and shared dispositive power with respect to 0 shares. BGFA beneficially owns 24,300 shares of Common Stock, of which it has sole voting power with respect to 24,300 shares, shared dispositive power with respect to 0 shares, sole dispositive power with respect to 24,300 shares, and shared dispositive power with respect to 0 shares. The address of the principal business office of each of BGI and BGFA is 45 Fremont Street, San Francisco, California 94105.

(5) This information is obtained from a Schedule 13G, dated February 5, 1999, filed with the Securities and Exchange Commission by Clover Capital Management, Inc. ("Clover"), Michael E. Jones ("Jones"), Geoffrey H. Rosenberger ("Rosenberger"), Charles W. Ruff ("Ruff") and James G. Gould ("Gould"). Clover beneficially owns 1,045,120 shares of Common Stock, of which it has sole voting power with respect to 0 shares, shared voting power with respect to 1,045,120 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 1,045,120 shares. As directors of Clover, Jones, Rosenberger, Ruff and Gould share with Clover and each other dispositive power with respect to the shares beneficially owned by Clover. In addition, Ruff holds shared voting and dispositive power with respect to 1,000 shares beneficially owned by him (other than indirectly through Clover), and Gould holds sole voting and dispositive power with respect to 1,535 shares beneficially owned by him (other than indirectly through Clover). The address of the principal business office of each of Clover, Jones, Rosenberger, Ruff and Gould is 11 Tobey Village Office Park, Pittsford, New York 14534.

(6) Includes 2,500 shares subject to purchase options exercisable by Mr. Chiat currently or within 60 days of March 19, 1999.

(7) Includes 6,250 shares subject to purchase options exercisable by Ms. Clark currently or within 60 days of March 19, 1999.

(8) Includes 11,666 shares subject to purchase options exercisable by Mr. Dewey currently or within 60 days of March 19, 1999.

(9) Includes 439,995 shares subject to purchase options exercisable by Ms. Engel currently or within 60 days of March 19, 1999.

(10) Includes 161,666 shares subject to purchase options exercisable by Mr. Kennedy currently or within 60 days of March 19, 1999.

(11) Includes 5,000 shares subject to purchase options exercisable by Mr. Little currently or within 60 days of March 19, 1999.

(12) Includes 6,250 shares subject to purchase options exercisable by Mr. Matthews currently or within 60 days of March 19, 1999. Includes 300 shares owned by Mr. Matthews' spouse, ownership of which shares is disclaimed by Mr. Matthews.

(13) Includes 27,500 shares subject to purchase options exercisable by Mr. Rothmeier currently or within 60 days of March 19, 1999.

(14) Includes 22,500 shares subject to purchase options exercisable by Mr. Weber currently or within 60 days of March 19, 1999.

(15) Includes 62,666 shares subject to purchase options exercisable by Mr. Weiser currently or within 60 days of March 19, 1999.

(16) Includes 900,153 shares subject to purchase options exercisable currently or within 60 days of March 19, 1999.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4, and 5. Based on written representations of reporting persons and a review of those reports, the Company believes that during the fiscal year ended January 2, 1999, all its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements other than Mr. Matthews, who reported on a Form 5 filed February 1999 having acquired a total 600 shares in three purchase transactions.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    Department 56, Inc. is a holding company, all of the business activities of which are conducted by D 56, Inc. and other subsidiaries.

    The Summary Compensation Table sets forth individual compensation information for the Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at January 2, 1999. The following table sets forth compensation information for each of those individuals for the fiscal years ended January 2, 1999, January 3, 1998 and December 28, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                          ANNUAL COMPENSATION(a)      SECURITIES
            NAME AND                     -------------------------    UNDERLYING     ALL OTHER
       PRINCIPAL POSITION          YEAR    SALARY         BONUS        OPTIONS      COMPENSATION
---------------------------------  ----  -----------   -----------   ------------   ------------
Susan E. Engel,                    1998  $494,231      $209,750         --           $73,479(c)
  Chairwoman of the Board and      1997   441,923       155,385       150,000(b)      27,429
  Chief Executive Officer          1996   376,769       100,000       130,000(b)      21,855

David W. Dewey,                    1998   307,962       129,626         --            46,840(c)
  Executive Vice President         1997   261,343       103,590       100,000(b)      27,429
  -- Overseas Operations           1996   219,344        44,000         5,000(b)      22,744

Mark R. Kennedy,                   1998   255,589       108,357         --            39,476(c)
  Senior Vice President and        1997   233,507        81,076        35,000(b)      27,429
  Chief Financial Officer          1996   219,135        44,000        50,000(b)      26,944

Arete Passas,                      1998    67,308(d)     75,000        35,000(b)      13,902(c)
  Executive Vice President
  -- Marketing

David H. Weiser,                   1998   197,515        83,313         --            31,164(c)
  Senior Vice President            1997   187,966        65,331        35,000(b)      27,429
  -- Legal/Human Resources,        1996   177,585        36,000         6,000(b)      22,744
  General Counsel and Secretary

------------------------
(a) With respect to each Named Executive Officer, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer in each of 1998, 1997 and 1996.

(b) Reflects the number of shares of Common Stock underlying options granted.

(c) Reflects long-term disability insurance premiums in the amounts of $528, $528, $528, $176 and $528, respectively, and matching contributions by D 56, Inc. under the D 56, Inc. 401(k) Retirement Savings Plan in the amounts of $2,500, $2,500, $2,500, $0 and $2,500, respectively, and retirement profit sharing in the amounts of $70,451, $43,812, $36,448, $0 and $28,136, respectively, for Ms. Engel, Mr. Dewey, Mr. Kennedy, Ms. Passas and Mr. Weiser. The amount for Arete Passas reflects cost and tax reimbursement for moving and other relocation expenses incurred by Ms. Passas.

(d) Reflects the salary of Ms. Passas from September 14, 1998, when she became an employee of the Company, through January 2, 1999.

    STOCK OPTIONS GRANTED IN LAST FISCAL YEAR. The following table sets forth information concerning individual grants of stock options made by the Company during the fiscal year ended January 2, 1999 to each of the Named Executive Officers.

                                 OPTION GRANTS
                    IN THE FISCAL YEAR ENDED JANUARY 2, 1999

                                                                                               POTENTIAL REALIZABLE VALUE
                                                INDIVIDUAL GRANTS                                AT ASSUMED ANNUAL RATES
                        ------------------------------------------------------------------
                                                  PERCENT OF                                   OF STOCK PRICE APPRECIATION
                                                 TOTAL OPTIONS
                        NUMBER OF SECURITIES      GRANTED TO       EXERCISE                          FOR OPTION TERM
                         UNDERLYING OPTIONS      EMPLOYEES IN        PRICE      EXPIRATION     ---------------------------
NAME                         GRANTED(1)         FISCAL YEAR(2)    (PER SHARE)    DATE(3)         5%(4)           10%(4)
----------------------  ---------------------   ---------------   -----------   ----------     ----------      -----------
Susan E. Engel........        --                   --                --            --              --              --
David W. Dewey........        --                   --                --            --              --              --
Mark R. Kennedy.......        --                   --                --            --              --              --
Arete Passas..........          35,000               52.2%          $29.97         9/1/08      $  660,839       $1,667,831
David H. Weiser.......        --                   --                --            --              --              --

------------------------

(1) One-third of the total number of options granted will be exercisable on the first anniversary of the option grant date and, thereafter, an additional one-third of the total number of options granted will be exercisable on each of the second and third anniversaries of the option grant. Vesting may be accelerated in certain circumstances, including in the case of a "change in control" of the Company.

(2) The Company granted a total of 67,000 options to employees in the fiscal year ended January 2, 1999.

(3) The options generally expire on the earliest of (a) the tenth anniversary of the date of grant, (b) 30 days following termination of the optionee's employment or (c) the exercise in full of the option.

(4) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

    AGGREGATED OPTION EXERCISES. The following table sets forth information (on an aggregated basis) concerning exercises of options during the fiscal year ended January 2, 1999 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                          AGGREGATED OPTION EXERCISES
                  IN THE FISCAL YEAR ENDED JANUARY 2, 1999 AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       "IN-THE-MONEY" OPTIONS AT
                                  SHARES                   OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                               ACQUIRED ON      VALUE     ----------------------------  -----------------------------
NAME                             EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------------------  ------------  -----------  ------------  --------------  -------------  --------------
Susan E. Engel...............       --           --           396,666        143,334    $   2,337,510   $  2,308,140
David W. Dewey...............       --           --            46,664         68,337          613,716      1,090,684
Mark R. Kennedy..............       --           --           145,000         40,000          840,793        648,557
Arete Passas.................       --           --            --             35,000         --              255,885
David H. Weiser..............       11,000   $   336,533       60,666         25,334        1,403,705        402,475

--------------------------

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on January 2, 1999 ($37.28 per share) and the exercise price of the options, multiplied by the applicable number of options.

EMPLOYMENT AGREEMENTS

    The Company has an employment arrangement with Ms. Passas, which provides for an annual salary of $250,000 for each of the Company's 1998 and 1999 fiscal years, a $75,000 cash bonus for the 1998 fiscal year in recognition of a bonus she forfeited when leaving her prior employer to join the Company, and a cash bonus of at least $50,000 for the 1999 fiscal year. In the event that her employment is terminated without cause other than for death or disability, Ms. Passas will be entitled to receive cash severance of twelve-months' salary.

    In October 1992 Mr. Dewey agreed (for the duration of his employment by the Company and for two years thereafter) not to engage anywhere in the world in any activity competitive with the Company's business, subject to certain limited exceptions.

    The Compensation Committee and the Board of Directors have adopted a program providing for the payment to certain employees of cash incentives based upon the Company's attainment of defined financial performance goals. The program provides that, upon the occurence of certain events specified as a "change of control" of the Company, the defined financial measures are deemed to have been fully (100%) achieved and the employee participants in the program vest in a specified cash incentive (prorated over the fiscal year in which the change of control occurs from the first day of the fiscal year through the date of the change of control).

    The Company's 1992 Stock Option Plan, its 1993, 1995 and 1997 Stock Incentive Plans, and related stock option agreements, contain vesting acceleration provisions that are triggered upon a change-in-control of the Company.

    The Company is in the process of implementing change-in-control arrangements with each of the Named Executive Officers, as well as certain other executives of the Company. If, within 24 months following a "change-in-control," the employment of a covered executive is terminated without "cause" or the covered executive terminates her/his employment for "good reason" (as defined in the agreements) the agreements provide for payment to the executive of a cash lump sum equal to (i) the executive's target pro rata bonus for the year of termination, plus (ii) 2.99 times (for Ms. Engel), or up to 2 times (for other executives), his/her base salary on the date of termination and her/his highest cash bonus during the past 3 years. In addition, each covered executive's unvested stock options, restricted or deferred stock awards and non-qualified retirement benefits shall vest and all restrictions relating to any restricted or deferred stock shall lapse. The covered executive shall also have the right to continued participation in all of the Company's welfare benefit plans for the shorter of 36 months (for Ms. Engel), or 24 months (for other covered executives) or until substantially equivalent benefits are received from a subsequent employer. Except for the welfare benefits, the change-in-control payments are not subject to mitigation or offset. In the event that, after the imposition of any "golden parachute" excise tax, a covered executive were to retain less than 100% (for Ms. Engel) or 80% (for other executives) of the total payments due her or him under the change-in-control agreements, the Company shall be obligated to pay a "gross up" amount to the executive

COMPENSATION COMMITTEE AND STOCK INCENTIVE COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION

    The Compensation Committee of the Board of Directors evaluates the general compensation policies of the Company and the specific compensation of executive officers to assure that compensation is both competitive and related to individual and Company performance. The Stock Incentive Committee awards grants under the Company's stock option and incentive plans and administers those plans, sometimes seeking the advice of the Compensation Committee and/or management as the Stock Incentive Committee believes appropriate. Each of the Compensation Committee and the Stock Incentive Committee is comprised entirely of non-employee directors.

    The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer, must reflect an appropriate relationship between compensation and the Company's performance, while at the same time motivating and retaining key employees. Accordingly, this goal has been accomplished by considering each employee's responsibilities and experience in his or her specific area and his or her performance over a sustained period of time (with respect to existing employees) or a subjective evaluation of the appropriate overall compensation to induce the employee to join the Company (with respect to new personnel), as well as the Company's financial performance during the year. Competitive compensation data, where available, has also been considered in determining executive salaries and eligibility for incentive compensation. No specific weights were assigned to these factors (although job position and subjective evaluation of appropriate overall compensation to attract or retain the employee were considered most important).

    Cash incentive compensation for 1998 was determined under a defined pay-for-performance program, with certain threshold and target levels for operating income established at the beginning of the year. The defined program calibrates a portion of incentive compensation against achievement of budgeted operating income, and the remainder against growth in operating income. The defined pay-for-performance system was not used in setting the 1998 bonus of one Named Executive Officer because the recency of hire (including, the individual's relinquishment of bonus from her prior employer) was deemed to make the defined program inapplicable.

    The cash compensation for executive officers for the fiscal year ended January 2, 1999 was comprised of base salary and bonus as described earlier in this report. Ms. Engel, the Chief Executive Officer, received $494,231 in base salary and $209,750 in bonus for the 1998 fiscal year. The Compensation Committee's determinations with respect to Ms. Engel's compensation were based on individual performance and responsibilities as well as the Company's financial performance in fiscal 1998, focussing specifically on operating income with respect to Ms. Engel's bonus under the pay-for-performance incentive plan described above.

    The Compensation Committee and the Stock Incentive Committee believe that executive officers and other key employees, who are in a position to make a substantial contribution to the long-term success of the Company and to increase stockholder value, should focus their attention on managing the Company as owners with equity positions in the business. In order to align these employees' long-term interests with those of stockholders, the Compensation Committee and the Stock Incentive Committee believe that an effective method is through encouraging significant stock ownership in the Company.

    Accordingly, in 1998 the Stock Incentive Committee and the Non-Officer Grant Committee awarded, pursuant to the Company's stock option and stock incentive plans, options to purchase an aggregate of 67,000 shares of Common Stock to employees of the Company, including one Named Executive Officer. The number of options granted to the Named Executive Officer and other employees was based on subjective assessment of the responsibilities and nature of the position of the grantee, whether the grant was part of a compensation offer in connection with the individual being hired by the Company during the year, and the recommendations of the Chief Executive Officer. Each grant was made without assigning specific weights to these factors or applying a mathematical formula. The exercise price of the options granted was, in each case, at the fair market value per share as determined by reported consolidated trading in Common Stock on the date of grant. To encourage employees to remain in the employ of the Company, options granted under the Company's existing stock option and stock incentive plans vest over a three-year period, beginning one year after the date of grant. It is expected that future awards will be made periodically and will contain terms substantially similar to those of stock options currently outstanding.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for individual compensation over $1 million paid to a company's Chief Executive Officer and four other most highly compensated executive officers unless the compensation qualifies as "performance-based compensation" under the statute. Options granted pursuant to the Company's current stock option and stock incentive plans qualify as "performance-based compensation"; because the other compensation for each of the Company's executive officers reported and discussed above for the fiscal year ended January 2, 1999 did not exceed $1 million, Section 162(m) did not affect the deductibility of any executive officer's compensation in 1998. The Compensation Committee accordingly does not have a policy on qualifying executive officer compensation for deductibility under that Section, although it does consider cost to the Company, including the deductibility of compensation, in making all compensation decisions.

              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                             OF DEPARTMENT 56, INC.

                                          Vin Weber, Chair
                                          Jay Chiat
                                          Maxine Clark
                                          Wm. Brian Little

            THE STOCK INCENTIVE COMMITTEE OF THE BOARD OF DIRECTORS
                             OF DEPARTMENT 56, INC.

                                          Steven G. Rothmeier, Chair
                                          Vin Weber

PERFORMANCE GRAPH

    The following graph compares the cumulative total return on $100 invested on January 1, 1994, in each of the Common Stock of the Company, Standard & Poor's MidCap 400 Index, and a peer line-of-business index. The peer line-of-business index is composed of all issuers within the Standard & Poor's Consumer Goods (Jewelry, Novelties & Gifts) Industry Sector which also are contained among the issuers in the Standard & Poor's 500 or MidCap 400 stock indices. The issuers currently within this index are American Greetings Corporation; Jostens, Inc.; Lancaster Colony Corp.; and Enesco Group, Inc. Each of these issuers is weighted in calculation of the index to recognize its stock market capitalization. The returns of the Standard & Poor's indices and the peer line-of-business index are calculated assuming reinvestment of dividends. The Company has not paid any dividends.

    The graph specifies data values for the preceding trading day nearest to each of the Company's fiscal year-ends during such period.

    The stock price performance shown on the graph below is not necessarily indicative of future price performance. Data points below provided by Research Data Group, Inc., a licensee of Standard & Poor's.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   DEPARTMENT 56, INC., S&P MIDCAP 400 INDEX
             AND PEERS WITHIN S&P JEWELRY, NOVELTIES & GIFTS SECTOR

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               DEPARTMENT 56, INC.    S&P MIDCAP 400      PEER GROUP
Jan 1 1994                     $100               $100             $100
Dec 31 1994                     147                 96               88
Dec 30 1995                     142                126              100
Dec 28 1996                      91                150              105
Jan 3 1998                      106                199              135
Jan 2 1999                      139                228              137

                       ITEM 2 -- APPOINTMENT OF AUDITORS

    Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for the fiscal year ending January 1, 2000 and to perform such other services as may be required of them. Deloitte & Touche LLP has served as auditors for the Company since October 1992. The Board of Directors has directed that management submit the appointment of auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

    PROXIES WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 1, 2000. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS.

                            EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors, and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Chase Mellon Shareholder Services, which firm will be paid a fee estimated not to exceed $3,500, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

                       STOCKHOLDER PROPOSALS FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

    Stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2000 Annual Meeting must be received by the Company no later than December 3, 1999. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 2000 Annual Meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Company knows of no other matter to be brought before the 1999 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their best judgment.

    The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended January 2, 1999, as filed with the Securities and Exchange Commission (excluding exhibits). Copies of any exhibits also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Mr. David H. Weiser, Secretary, Department 56, Inc., One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344.

                                          By order of the Board of Directors,

                                          DAVID H. WEISER
                                          Secretary

Eden Prairie, Minnesota
April 2, 1999

P                      DEPARTMENT 56, INC.
R
O              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
X
Y                          MAY 10, 1999

      THIS PROXY IS SOLICITED ON BEHALF OF DEPARTMENT 56, INC.'S
                          BOARD OF DIRECTORS.

     The undersigned hereby appoints Mark R. Kennedy, Timothy J. Schugel and David H. Weiser, and each of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Department 56, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Department 56, Inc. to be held in Bloomington, Minnesota on Monday, May 10, 1999 at 1:30 p.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 AND 2. IN THEIR DISCRETION, THE APPOINTED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS BOX ON REVERSE SIDE

                                                  (Continued and to be signed
                                                  and dated on other side)

-----------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -

FROM THE NORTH                              FROM THE WEST:                          FROM MPLS/ST. PAUL AIRPORT:
-35W North to 494 West                      -94 East to 494 South                   -494 West to 77 South
-494 East to 77 South                       -494 South to 494 East                  -77 South to 81 Street
-77 South to 81 Street                      -494 East to 77 South                   -Right at 1st traffic light
-Right at 1st traffic light                 -77 South to 81 Street                  -Follow "Parking/Dropoff" on this card
-Following "Parking/Dropoff" on this card   -Right at 1st traffic light
                                            -Follow "Parking/Dropoff" on this card

FROM THE SOUTH:                             FROM THE EAST:                          PARKING/DROPOFF:
35W South to 494 East                       -94 West to 494 West                    -If parking: Park in West Parking Deck
494 East to 77 South                        -494 West to 77 South                    between Macys and Nordstrom
77 South to 81 Street                       -77 South to 81 Street                  -If drop-off: Ground Floor West Entrance
Right at 1st traffic light                  -Right at 1st traffic light              between Macys and Nordstrom
Following "Parking/Dropoff" on this card    -Follow "Parking/Dropoff" on this card  -Enter Ground Floor West Entrance of Mall
                                                                                    -Follow hallway straight to Camp Snoopy
                                                                                     portal ("Mighty Axe" ride)
                                                                                    -Enter Camp Snoopy portal: turn right and
                                                                                     proceed to Playhouse Theater

-----------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -

                             Playhouse Theater
                              Mall of America
                           Bloomington, Minnesota


                                   [MAP]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2           Please mark /X/
                                                           your votes as
                                                            indicated in
                                                            this example

                             FOR ALL     WITHHELD FROM
                             NOMINEES     ALL NOMINEES                                         FOR  AGAINST  ABSTAIN
Item 1. ELECTION OF DIRECTORS  / /            / /               Item 2. APPROVAL OF AUDITORS   / /    / /      / /

Nominees:            Wm. Brian Little,                                      I PLAN TO ATTEND THE MEETING       / /
Susan E. Engle,      Gary S. Matthews,
Jay Chiat,           Steven G. Rothmeier,                                        COMMENTS/ADDRESS CHANGE       / /
Maxine Clark,        Vin Weber                                          PLEASE MARK THIS BOX IF YOU HAVE
                                                                        WRITTEN COMMENTS/ADDRESS CHANGES
WITHHELD FOR: To withholding authority for any individual                           ON THE REVERSE SIDE.
nominee(s), write the nominee(s) name(s) on the line
provided below:                                               RECEIPT IS HEREBY ACKNOWLEDGED OF THE DEPARTMENT 56, INC.
                                                                         NOTICE OF MEETING AND PROXY STATEMENT.
------------------------------------------------------
                                                                 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
                                                                                   ENCLOSED ENVELOPE

SIGNATURE                       SIGNATURE                      DATE
         ---------------------            -------------------       ----------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.


-------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -


                             Department 56, Inc.

     For more information about Department 56 products or a dealer near you, contact 1-800-LIT-TOWN
                                      or
                              www.department56.com

-------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                              DEPARTMENT 56, INC.
                              1999 Annual Meeting

                    Admission Ticket - Non-Transferable

                               Playhouse Theater
                                Mall of America
                            Bloomington, Minnesota
                         (see reverse side for map)
                                 May 10, 1999
                                   1:30 p.m.

**NOTE: This ticket is not a "private pass" for admission to the Department 56 Store during the afternoon after the 1999 Annual Meeting. Store passes will be distributed only at the 1999 Annual Meeting.**


-----------------------------------           --------------------------------
SIGNATURE OF SHAREHOLDER(S)                   SIGNATURE OF SHAREHOLDER(S)

  Detach and retain this portion, sign and present for admittance to meeting.